Exhibit 99.1

                              Minden Bancorp, Inc.
                          415 Main Street P.O. Box 797
                          Minden, Louisiana 71058-0797
                     --------------------------------------
                             318-377-0523 Telephone
                                318-377-0038 Fax
                                www.mblminden.com

                                  PRESS RELEASE
                                ----------------




 For Release:  Immediately                       For Further Information:

                                                 A. David Evans, President/CEO
                                                 318-377-0523
                                                 E-mail:  mbldavid@shreve.net

                                                             Or

                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail:  mblbecky@shreve.net

              MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH
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            DIVIDEND FOR THE FOURTH QUARTER ENDING DECEMBER 31, 2004
            --------------------------------------------------------


Minden,  LA. - January 12, 2005 - Minden  Bancorp,  Inc.  (NASDAQ OTC BB:  MDNB)
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announced  today that its Board of  Directors  at their  meeting on January  11,
2005, declared its eighth cash dividend of $.07 per share on the common stock of the Company payable on February 11, 2005, to the stockholders of record at the close of business on January 25, 2005.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At September 30, 2004, the Company had total assets of 109.8 million, total liabilities of $91.4 million, and total stockholders' equity of $18.4 million.








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